Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 1, 2002 relating to the consolidated financial statements, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Salt Lake City, Utah
July 8, 2002